January 24, 2018
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for
 ClearBridge Global Health Care Innovations Fund,
 ClearBridge Large Cap Growth Fund and
QS U.S. Large Cap Equity Fund, each a series of
Legg Mason Partners Equity Trust (File No. 811-06444)
 (the "Funds") and, under the date of January 17, 2017,
 we reported on the financial statements of the Funds
 as of and for the fiscal period ended November 30, 2016.
 On August 14, 2017 we resigned at the request of the Funds.
 We have read the Funds' statements included under Item 77K
of their Form N-SAR dated January 24, 2018, and we agree
 with such statements, except that we are not in a
position to agree or disagree with the Funds' statement
 that the change was approved by the Board of Trustees
and we are not in a position to agree or
disagree with the Funds' statements that PricewaterhouseCoopers
 LLP were not consulted regarding the application of
 accounting principles to a specified transaction or the
type of audit opinion that might be rendered on the Funds'
 financial statements.
Very truly yours,
/s/ KPMG LLP


Sample Company
[Date of report]
Page 2 of 2